As filed with the Securities and Exchange Commission on March 2, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________
CHIMERIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0903395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2505 Meridian Parkway, Suite 100
Durham, NC 27713
(Address of Principal Executive Offices)
________________
2013 Equity Incentive Plan
2013 Employee Stock Purchase Plan
(Full Title of the Plan)

Michael A. Sherman
President and Chief Executive Officer
Chimerix, Inc.
2505 Meridian Parkway, Suite 100
Durham, NC 27713
(Name and Address of Agent for Service)

(919) 806-1074
(Telephone Number, Including Area Code, of Agent for Service)
________________
Copies to:

Michael T. Andriole Chief Financial Officer and Chief Business Officer Chimerix, Inc. 2505 Meridian Parkway, Suite 100 Durham, NC 27713 (919) 806-1074	Jason L. Kent, Esq. Cooley LLP 55 Hudson Yards New York, NY (212) 479-6044
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same benefit plans are effective. The Registrant previously registered shares of its Common Stock for issuance under the EIP and the ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 11, 2013 (File No. 333-187860), March 7, 2014 (File No. 333-194408), March 6, 2015 (File No. 333-202582), February 29, 2016 (File No. 333-209802), March 2, 2017 (File No. 333-216396), March 1, 2018 (File No. 333-223344), March 5, 2019 (File No. 333-230071), August 8, 2019 (File No. 333-233115), February 25, 2020 (File No. 333-236610), February 25, 2021 (File No. 333-253494) and March 1, 2022 (File No. 333-263131). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.	Exhibits.

Exhibits:	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant. (1)
4.2	Amended and Restated Bylaws of the Registrant. (2)
4.3	Form of Common Stock Certificate of the Registrant. (3)
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1	Chimerix, Inc. 2013 Equity Incentive Plan, as amended. (4)
99.2
Form of Stock Option Agreement, Notice of Exercise and Form of Stock Option Grant Notice and Form of Restricted Stock Unit Award Agreement and Form of Restricted Stock Unit Award Grant Notice under Chimerix, Inc. 2013 Equity Incentive Plan. (5)

99.3	Chimerix, Inc. 2013 Employee Stock Purchase Plan. (6)
107	Filing Fee Table
____________________

(1)    Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 16, 2013.
(2)    Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on December 9, 2022.
(3)    Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-187145), filed on March 8, 2013, as amended.
(4)    Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on June 23, 2014.
(5)    Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 7, 2016.
(6)    Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (No. 333-187145), filed on March 8, 2013, as amended.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on March 2, 2023.

Chimerix, Inc.

By:	/s/ Michael A. Sherman
Michael A. Sherman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Sherman and Michael Andriole, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Sherman Michael A. Sherman	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2023

/s/ Michael T. Andriole Michael T. Andriole	Chief Business and Financial Officer (Principal Financial Officer)	March 2, 2023

/s/ David Jakeman David Jakeman	Executive Director of Finance and Accounting (Principal Accounting Officer)	March 2, 2023

/s/ Martha J. Demski Martha J. Demski	Chair of the Board of Directors	March 2, 2023

/s/ Catherine L. Gilliss Catherine L. Gilliss, PhD, RN, FAAN	Member of the Board of Directors	March 2, 2023

/s/ Patrick Machado Patrick Machado	Member of the Board of Directors	March 2, 2023

/s/ Robert J. Meyer Robert J. Meyer, MD	Member of the Board of Directors	March 2, 2023

/s/ Fred A. Middleton Fred A. Middleton	Member of the Board of Directors	March 2, 2023

/s/ Pratik S. Multani Pratik S. Multani, MD	Member of the Board of Directors	March 2, 2023

/s/ Vicki Vakiener Vicki Vakiener	Member of the Board of Directors	March 2, 2023